Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Ann Cave	Stephanie Gregor
Director, Public Relations	Vice President, Investor Relations
Fiserv, Inc.	Fiserv, Inc.
678-375-4039	262-879-5969
ann.cave@fiserv.com	stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2015 Results

Internal revenue growth of 4 percent;

Adjusted EPS increases 9 percent to $0.89;

Free cash flow increases 15 percent to $268 million;

Full year 2015 guidance affirmed

Brookfield, Wis., May 5, 2015 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2015.

GAAP revenue in the quarter was $1.28 billion compared with $1.23 billion in the first quarter of 2014. Adjusted revenue was $1.19 billion in the first quarter compared with $1.15 billion in the first quarter of 2014, an increase of 4 percent.

GAAP earnings per share from continuing operations in the first quarter was $0.73 compared with $0.65 in the first quarter of 2014. Adjusted earnings per share from continuing operations increased 9 percent to $0.89 compared with $0.82 in the first quarter of 2014.

“We are pleased with our strong start to the year,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Results for the quarter were consistent with our full-year expectations, highlighted by strong operating performance and excellent growth in free cash flow.”

Press Release

First Quarter 2015

•	Adjusted revenue grew 4 percent in the quarter to $1.19 billion compared with $1.15 billion in the prior year period.

•	Internal revenue growth was 4 percent for the company, with 4 percent growth in the Payments segment and 3 percent growth in the Financial segment. Foreign currency negatively impacted reported internal revenue growth by approximately 40 basis points in the quarter.

•	Adjusted earnings per share increased 9 percent in the quarter to $0.89 compared with $0.82 in the prior year period.

•	Adjusted operating income increased 8 percent in the quarter to $371 million compared with $342 million in the prior year period.

•	Adjusted operating margin increased 150 basis points in the quarter, to 31.1 percent, compared with the first quarter of 2014.

•	Free cash flow was up 15 percent to $268 million compared with $234 million in the prior year period.

•	The company repurchased 3.8 million shares of common stock for $290 million in the first quarter and had 16.0 million remaining shares authorized for repurchase as of March 31, 2015.

•	The company was named as one of FORTUNE® magazine’s World’s Most Admired Companies in the financial data services category for the second consecutive year.

•	In April, the company was designated one of “America’s Best Employers” by Forbes magazine.

•	On April 30, 2015, the company entered into an amendment to extend the maturity of its $2.0 billion revolving credit facility to April 2020.

Outlook for 2015

Fiserv continues to expect 2015 internal revenue growth in a range of 5 to 6 percent and adjusted earnings per share in a range of $3.73 to $3.83, which represents growth of 11 to 14 percent over $3.37 in 2014.

“We are on track to achieve full-year results within our 2015 guidance which anticipates stronger results in the second half of the year,” said Yabuki.

Earnings Conference Call

The company will discuss its first quarter 2015 results on a conference call and webcast at 4 p.m. CT on Tuesday, May 5, 2015. To register for the event, go to www.fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) enables clients to achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more than 30 years, Fiserv has been a leader in financial services technology, and today is among FORTUNE® magazine’s World’s Most Admired Companies and Forbes magazine’s America’s Best Employers. For more information, visit www.fiserv.com.

Press Release

Use of Non-GAAP Financial Measures

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, gains or losses from unconsolidated affiliates and divestitures, severance costs, merger and integration costs related to acquisitions, and certain costs associated with the achievement of our operational effectiveness objectives. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company’s technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company’s business; the effect of legislative and regulatory actions in the United States and internationally; the company’s ability to comply with government regulations; the company’s ability to successfully identify, complete and integrate acquisitions; the impact of the company’s strategic initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Processing and services	$1,067	$1,027
Product	208	207

Total revenue	1,275	1,234

Expenses
Cost of processing and services	542	541
Cost of product	181	180
Selling, general and administrative	238	242

Total expenses	961	963

Operating income	314	271
Interest expense - net	(40)	(41)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	274	230
Income tax provision	(96)	(66)
Income from investment in unconsolidated affiliate	—	4

Income from continuing operations	178	168
Income (loss) from discontinued operations	—	—

Net income	$178	$168

GAAP earnings (loss) per share - diluted:
Continuing operations	$0.73	$0.65
Discontinued operations	—	—

Total	$0.73	$0.65

Diluted shares used in computing earnings per share	243.0	258.6

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAAP income from continuing operations	$178	$168
Adjustments:
Merger, integration and other costs [1]	5	7
Severance costs	3	12
Amortization of acquisition-related intangible assets	49	52
Tax impact of adjustments [2]	(20)	(25)
StoneRiver transaction [3]	—	(3)

Adjusted income from continuing operations	$215	$211

GAAP earnings per share from continuing operations	$0.73	$0.65
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.01	0.02
Severance costs	0.01	0.03
Amortization of acquisition-related intangible assets	0.13	0.13
StoneRiver transaction [3]	—	(0.01)

Adjusted earnings per share from continuing operations	$0.89	$0.82

[1]	Merger, integration and other costs include incremental expenses incurred in conjunction with the achievement of the company’s operational effectiveness objectives, including incremental costs related to data center and real estate consolidation activities such as move expenses and third party fees; a non-cash expense related to the modification of certain employee equity award agreements; and costs associated with the Open Solutions acquisition.
[2]	The tax impact of adjustments is calculated using a tax rate of 35 percent.
[3]	Represents the company’s share of a gain on the sale of a subsidiary business at StoneRiver Group, L.P., a joint venture in which the company owns a 49% interest.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Total Company
Revenue	$1,275	$1,234
Output Solutions postage reimbursements	(83)	(83)
Open Solutions deferred revenue adjustment	1	1

Adjusted revenue	$1,193	$1,152

Operating income	$314	$271
Merger, integration and other costs	5	7
Severance costs	3	12
Amortization of acquisition-related intangible assets	49	52

Adjusted operating income	$371	$342

Operating margin	24.6%	21.9%
Adjusted operating margin	31.1%	29.6%

Payments and Industry Products (“Payments”)
Revenue	$696	$673
Output Solutions postage reimbursements	(83)	(83)

Adjusted revenue	$613	$590

Operating income	$191	$180

Operating margin	27.5%	26.8%
Adjusted operating margin	31.2%	30.6%

Financial Institution Services (“Financial”)
Revenue	$593	$575
Open Solutions deferred revenue adjustment	1	1

Adjusted revenue	$594	$576

Operating income	$204	$185

Operating margin	34.3%	32.1%
Adjusted operating margin	34.3%	32.1%

Corporate and Other
Revenue	$(14)	$(14)

Operating loss	$(81)	$(94)
Merger, integration and other costs	5	7
Severance costs	3	12
Amortization of acquisition-related intangible assets	49	52

Adjusted operating loss	$(24)	$(23)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities
Net income	$178	$168
Adjustment for discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	53	48
Amortization of acquisition-related intangible assets	49	52
Share-based compensation	18	15
Deferred income taxes	4	1
Income from investment in unconsolidated affiliate	—	(4)
Other non-cash items	(1)	(9)
Changes in assets and liabilities:
Trade accounts receivable	34	(1)
Prepaid expenses and other assets	(17)	(3)
Accounts payable and other liabilities	47	44
Deferred revenue	(19)	(19)

Net cash provided by operating activities	346	292

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(90)	(70)

Net cash used in investing activities	(90)	(70)

Cash flows from financing activities
Debt proceeds	430	62
Debt repayments	(381)	(62)
Proceeds from issuance of treasury stock	28	12
Purchases of treasury stock, including employee shares withheld for tax obligations	(331)	(335)
Other financing activities	—	8

Net cash used in financing activities	(254)	(315)

Change in cash and cash equivalents	2	(93)
Net cash flows from (to) discontinued operations	—	—
Beginning balance	294	400

Ending balance	$296	$307

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$296	$294
Trade accounts receivable – net	765	798
Deferred income taxes	39	42
Prepaid expenses and other current assets	398	352

Total current assets	1,498	1,486

Property and equipment – net	338	317
Intangible assets – net	1,974	2,003
Goodwill	5,204	5,209
Other long-term assets	321	322

Total assets	$9,335	$9,337

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$936	$905
Current maturities of long-term debt	95	92
Deferred revenue	470	489

Total current liabilities	1,501	1,486

Long-term debt	3,757	3,711
Deferred income taxes	720	716
Other long-term liabilities	139	129

Total liabilities	6,117	6,042
Shareholders’ equity	3,218	3,295

Total liabilities and shareholders’ equity	$9,335	$9,337

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended March 31, 2015
Payments Segment	4%
Financial Segment	3%

Total Company	4%

[1]	Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the first quarter of 2015, there was no acquired revenue, and revenue attributable to dispositions in the prior year period was $1 million (all in the Financial segment).

Free Cash Flow [2]	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$346	$292
Capital expenditures [3]	(90)	(70)
Other adjustments	12	12

Free cash flow	$268	$234

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures, and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	2015 includes $10 million of capital expenditures for our Atlanta facility consolidation, which is offset by a $10 million landlord reimbursement included in net cash provided by operating activities for the period.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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